Exhibit 1.1

          Van Kampen American Capital Equity Opportunity Trust
                                Series 23
                             Trust Agreement

                                                Dated:  December 12, 1995

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Principal Financial Securities, Inc., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          3.   Section 1.01(19) will be inapplicable for this Trust.

          4. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Principal Financial
     Securities, Inc. Financial Institutions Trust" will replace "Select Equity Trust."

          5.   The second sentence in the second paragraph of Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

          6. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite number of Units needed to be tendered to exercise an In Kind Distribution as set forth in Sections 5.02 and 8.02 shall be that number set forth in the Prospectus.

          7. Section 8.02 is hereby revised to require one affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

          8.   Section 1.01(1) shall be amended to read as follows:

               "(1) "Depositor" shall mean Van Kampen American Capital Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          9.   Section 1.01(3) shall be amended to read as follows:

               "(3)   "Evaluator"  shall mean American  Portfolio
               Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

         10.   Section 1.01(4) shall be amended to read as follows:

               "(4)  "Supervisory Servicer"  shall mean Principal
               Financial Securities, Inc. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

         11. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section  3.01.     Initial Costs.  The  following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

         12. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "except as provided in Sections 3.01 and 3.05,"

         13. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

          "Except as provided in Sections 3.01 and 3.05, the"

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Principal Financial Securities, Inc., have each caused this Trust Indenture and Agreement to be executed by their respective President or other officer and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By Sandra A. Waterworth
                                       Vice President
Attest:


By Gina M. Scumaci
   Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                       President
Attest

By Scott E. Martin
   Assistant Secretary

                                    Principal Financial Securities, Inc.

                                    By Paul Larkin
                                       Executive Vice President
Attest

By Robert Hughes
   Vice President

                                    The Bank of New York

                                    By Jeffrey Bieselin
                                       Vice President
Attest

By Norbert Loney
   Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, SERIES 23

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)